                                                                    EXHIBIT 99.4


                            ADVANCED ENERGY AND AERA

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)

                                                           ADVANCED
                                                            ENERGY          AERA
                                                          DECEMBER 31,   DECEMBER 31,    PRO FORMA
                                                             2001            2001       ADJUSTMENTS         PRO FORMA
                                                          ------------   ------------   -----------         ---------
                        ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .........................      $  81,955      $   9,368      $ (45,000)(1)      $  46,323
  Marketable securities .............................        190,023          1,219             --            191,242
  Accounts receivable, net ..........................         30,812          9,409             --             40,221
  Notes receivable -- trade .........................             --          3,055             --              3,055
  Inventories, net ..................................         45,248         17,921             --             63,169
  Income tax receivable .............................         15,862             --             --             15,862
  Other current assets ..............................         15,378            334             --             15,712
                                                           ---------      ---------      ---------          ---------
      Total current assets ..........................        379,278         41,306        (45,000)           375,584
                                                           ---------      ---------      ---------          ---------

PROPERTY AND EQUIPMENT, net .........................         31,095         13,658             --             44,753

OTHER ASSETS:
  Goodwill and intangibles, net .....................         23,072             --         37,151(1)          60,223
  Deferred debt issuance costs ......................          5,736             --             --              5,736
  Other .............................................         11,014            951             --             11,965
                                                           ---------      ---------      ---------          ---------
      Total assets ..................................      $ 450,195      $  55,915      $  (7,849)         $ 498,261
                                                           =========      =========      =========          =========



        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ..................................      $  10,231      $   1,547      $      --          $  11,778
  Trade notes payable ...............................             --          3,665             --              3,665
  Other accrued expenses ............................         14,263          6,400             --             20,663
  Notes payable .....................................             --         11,007             --             11,007
  Current portion of long-term debt .................          1,130          8,377             --              9,507
  Other current liabilities .........................          3,211            180             --              3,391
                                                           ---------      ---------      ---------          ---------
      Total current liabilities .....................         28,835         31,176             --             60,011
                                                           ---------      ---------      ---------          ---------

LONG-TERM LIABILITIES:
  Senior borrowings .................................             --         13,895             --             13,895
  Convertible subordinated notes payable ............        206,600             --             --            206,600
  Other long-term liabilities .......................            415          2,995             --              3,410
                                                           ---------      ---------      ---------          ---------
                                                             207,015         16,890             --            223,905
                                                           ---------      ---------      ---------          ---------
      Total liabilities .............................        235,850         48,066             --            283,916
                                                           ---------      ---------      ---------          ---------

STOCKHOLDERS' EQUITY ................................        214,345          7,849         (7,849)(1)        214,345
                                                           ---------      ---------      ---------          ---------
      Total liabilities and stockholders' equity ....      $ 450,195      $  55,915      $  (7,849)         $ 498,261
                                                           =========      =========      =========          =========


        The accompanying notes to unaudited pro forma combined condensed financial statements are an integral part of this unaudited pro forma combined condensed balance sheet.

                            ADVANCED ENERGY AND AERA

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                ADVANCED
                                                                 ENERGY           AERA
                                                               YEAR ENDED      YEAR ENDED
                                                               DECEMBER 31,    DECEMBER 31,     PRO FORMA          PRO FORMA
                                                                   2001            2001        ADJUSTMENTS         COMBINED
                                                               ------------    ------------    -----------         ---------
SALES ....................................................      $ 193,600       $  69,793       $      --          $ 263,393
COST OF SALES ............................................        136,168          54,236              --            190,404
                                                                ---------       ---------       ---------          ---------
   Gross profit ..........................................         57,432          15,557              --             72,989
                                                                ---------       ---------       ---------          ---------
OPERATING EXPENSES:
  Research and development ...............................         45,151           1,800              --             46,951
  Selling, general and administrative ....................         45,306          23,919           2,654(2)          71,879
  Restructuring charges ..................................          3,070              --              --              3,070
  Impairment of goodwill, investments and advances .......         12,292              --              --             12,292
  Litigation recovery ....................................         (1,500)             --              --             (1,500)
                                                                ---------       ---------       ---------          ---------
   Total operating expenses ..............................        104,319          25,719           2,654            132,692
                                                                ---------       ---------       ---------          ---------
LOSS FROM OPERATIONS .....................................        (46,887)        (10,162)         (2,654)           (59,703)
OTHER (EXPENSE) INCOME ...................................         (2,078)          2,582          (1,800)(3)         (1,296)
                                                                ---------       ---------       ---------          ---------
   Net loss before income taxes and minority interest ....        (48,965)         (7,580)         (4,454)           (60,999)
(BENEFIT) PROVISION FOR INCOME TAXES .....................        (17,441)          8,987          (1,860)(4)        (10,314)
MINORITY INTEREST IN NET LOSS ............................           (145)             --              --               (145)
                                                                ---------       ---------       ---------          ---------
NET LOSS .................................................      $ (31,379)      $ (16,567)      $  (2,594)         $ (50,540)
                                                                =========       =========       =========          =========

BASIC LOSS PER SHARE .....................................      $   (0.99)                                         $   (1.59)
                                                                =========                                          =========
DILUTED LOSS PER SHARE ...................................      $   (0.99)                                         $   (1.59)
                                                                =========                                          =========

BASIC WEIGHTED-AVERAGE COMMON SHARES
   OUTSTANDING ...........................................         31,712                                             31,712
                                                                =========                                          =========
DILUTED WEIGHTED-AVERAGE COMMON SHARES
   OUTSTANDING ...........................................         31,712                                             32,712
                                                                =========                                          =========

        The accompanying notes to unaudited pro forma combined condensed financial statements are an integral part of this unaudited pro forma combined condensed statement of operations.

ADVANCED ENERGY AND AERA
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

     The unaudited pro forma combined condensed balance sheet assumes that the business combination took place December 31, 2001, and combined Aera's unaudited condensed consolidated balance sheet as of December 31, 2001 with Advanced Energy's audited condensed consolidated balance sheet as of December 31, 2001. The unaudited pro forma combined condensed statement of operations assumes the business combination took place as of January 1, 2001, and combined Aera's unaudited condensed consolidated statement of operations for the twelve-month period ended December 31, 2001 with Advanced Energy's audited condensed consolidated statement of operations for the twelve-month period ended December 31, 2001.

     There were no material transactions between Advanced Energy and Aera during the period presented.

     There are no material differences between the accounting policies of Advanced Energy and Aera.

     The pro forma combined benefit for income taxes may not represent the amounts that would have resulted had Advanced Energy and Aera filed consolidated income tax returns for the period presented.


NOTE 2. PRO FORMA ADJUSTMENTS

     The purchase price (cash paid and the fair value of the liabilities assumed) was allocated based upon the estimated fair value of assets acquired as of the purchase date of January 18, 2002. The pro forma purchase price allocation is based on Advanced Energy's preliminary estimates of the fair value of Aera's assets, and is applied to the December 31, 2001 balance sheet of Aera. Therefore, such allocation may not reflect the actual liabilities assumed and goodwill or other intangible assets that will result from the transaction. Advanced Energy is awaiting additional information related to the fair value of certain assets acquired and liabilities assumed. Management does not expect the finalization of this matter to have a material effect on the purchase price allocation.

     (1) Adjustment to record the components of the purchase price -- Cash of approximately $44.0 million was paid to the stockholders of Aera for net assets of approximately $7.8 million. Advanced Energy also paid approximately $1 million in acquisition-related costs. The excess of purchase price over the estimated fair value of intangible assets of approximately $37.2 million was allocated to non-amortizable goodwill and amortizable identifiable intangibles, with approximately 50% to goodwill and 50% to intangibles.

     (2) Adjustment to record amortization of intangibles -- Advanced Energy estimated that the amortizable intangibles have an average life of approximately seven years. This adjustment reflects one year of amortization of these intangibles.

     (3) Adjustment to record effect on interest income due to cash purchase - The cash of approximately $45.0 million that is assumed to have been used to purchase Aera on January 1, 2001 generated approximately $1.8 million of interest income in 2001 to Advanced Energy when invested as marketable securities. This adjustment is to increase before-tax loss by this amount, based on the assumption of a 4% interest rate on the investments.

     (4) Adjustment to record income tax effect of other pro forma income statement adjustments -- Advanced Energy assumes that Aera's marginal income tax rate is approximately 45% for intangible amortization that would occur in Japan and approximately 37% for the assumed lost interest income that would have occurred in the U.S.